                                              Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 33-73405



PROSPECTUS DATED MARCH 12, 1999                     PRICING SUPPLEMENT NO. 24 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-73405
DATED APRIL 15, 1999                                             JANUARY 6, 2000
                                                                  RULE 424(B)(3)

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.

Principal Amount:                   $ 10,000,000                 Optional Conversion:            N / A

Price To Public:                        100.0000 %               Optional Repayment Date:        Non-Call / Life
Underwriting Discount:                     .3500 %
Proceeds To Issuer:                      99.6500 %               Business Day Jurisdiction:      New York

Settlement Date                     January 13, 2000             Initial Redemption              N / A
(Original Issue Date):                                           Percentage:

Specified Currency:                 US Dollars                   Initial Redemption Date:        N / A

Authorized Denomination:            $1,000                       Annual Redemption               N / A
                                                                 Percentage Reduction:

Maturity Date:                      January 13, 2003             Book Entry Note or              B / E
                                                                 Certificated Note:
Interest Rate:                      1month USD Libor + 40
                                    basis points

Interest Payment Dates:             Monthly, 13th day of         Total Amount of OID:            N / A
                                    each month or as
                                    modified

Interest Determination Date:        2 business days prior        Day Count:                      Act/360
                                    to the Interest Payment
                                    Dates
                                                                 CUSIP:                          25766CBS2
First Interest Date:                February 14, 2000

Paying Agent:                       The Chase Manhattan Bank

Settlement:                         DTC#: 443


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION